Exhibit 99.1

Pathward Financial, Inc. Receives Expected Notice of Deficiency From Nasdaq Regarding Late Filing of Quarterly Report on Form 10-Q

SIOUX FALLS, S.D., September 2, 2025 - Pathward Financial, Inc. (“Pathward Financial” or the “Company”) (Nasdaq: CASH) received an expected notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) on August 26, 2025. The Notice indicated that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Quarterly Report on Form 10-Q (“Form 10-Q”) for the fiscal quarter ended June 30, 2025, as described more fully in the Company's Form 12b-25 Notification of Late Filing filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2025. The Listing Rule requires listed companies to timely file all periodic reports with the SEC.

As previously reported, the Company received a similar notice on May 22, 2025 in connection with its failure to timely file its Form 10-Q for the fiscal quarter ended March 31, 2025. In accordance with Nasdaq’s listing rules, the Company submitted a plan to regain compliance with the Listing Rule to Nasdaq. Following the Company’s submission of its compliance plan, Nasdaq granted the Company an extension until November 13, 2025, to regain compliance with the Listing Rule. Pursuant to the Notice, the Company has until September 10, 2025 to submit an update to its plan to regain compliance, but Nasdaq will not further extend the deadline for compliance. The Company intends to take the necessary steps to regain compliance with Nasdaq’s listing rules as soon as practicable and in any event prior to the November 13, 2025 deadline.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq.

About Pathward Financial, Inc.
Pathward Financial, Inc. (Nasdaq: CASH) is a U.S.-based financial holding company driven by its purpose to power financial inclusion. Through our subsidiary, Pathward®, N.A., we strive to increase financial availability, choice, and opportunity across our Partner Solutions and Commercial Finance business lines. These strategic business lines provide support to individuals and businesses. Learn more at www.pathwardfinancial.com.

Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s expectations as to the anticipated timing of filing the Company’s delinquent Quarterly Reports on Form 10-Q and amendments to prior filings, and the Company’s plan to regain compliance with the Listing Rule, as well as all statements that are not historical facts. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the risk that the completion and filing of the Form 10-Q and other filings will take longer than expected; and the risk that the Company will be unable to meet Nasdaq’s continued listing requirements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this press release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

Investor Relations Contact
Darby Schoenfeld, CPA
SVP, Chief of Staff & Investor Relations
877-497-7497
investorrelations@pathward.com

Media Relations Contact
mediarelations@pathward.com